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                                                                  EXHIBIT 99.(A)

                             JOINT FILING AGREEMENT

     This JOINT FILING AGREEMENT ("Agreement") is dated as of September 4, 2001, by and among Wanxiang Group Company, a Chinese corporation ("Wanxiang Group"), Wanxiang America Corporation, a Kentucky corporation and wholly-owned subsidiary of Wanxiang Group ("Wanxiang America"), and Venture Equities Management, Inc., an Illinois corporation and wholly-owned subsidiary of Wanxiang America ("Venture").

     Wanxiang Group, Wanxiang America and Venture hereby agree to jointly file a statement on Schedule 13D, together with any amendments thereto, with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, with respect to the beneficial ownership by the undersigned of certain interests in the common stock, par value $0.01 per share, of Universal Automotive Industries, Inc.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                                        WANXIANG GROUP CORPORATION


                                        By:    /s/ WEI DING
                                               -------------------------------
                                               Name: Wei Ding
                                               Title: President


                                        WANXIANG AMERICA CORPORATION


                                        By:    /s/ PIN NI
                                               -------------------------------
                                               Name:  Pin Ni
                                               Title: President


                                        VENTURE EQUITIES MANAGEMENT, INC.


                                        By:    /s/ ZEMIN XU
                                               -------------------------------
                                               Name:  Zemin Xu
                                               Title: Vice President